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                                                                    EXHIBIT 2.B

                        UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF DELAWARE

In re:                                                   Chapter 11

THE FINOVA GROUP INC.,                                   Case Nos. 01-0697 (PJW) through
FINOVA CAPITAL CORPORATION,                              01-0705 (PJW)
FINOVA (CANADA) CAPITAL CORPORATION,
FINOVA CAPITAL PLC,                                      Jointly Administered
FINOVA LOAN ADMINISTRATION INC.,                         Case No. 01-0697 (PJW)
FINOVA MEZZANINE CAPITAL INC.,
FINOVA PORTFOLIO SERVICES, INC.,
FINOVA TECHNOLOGY FINANCE, INC., AND
FINOVA FINANCE TRUST,

Debtors.
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           REVISED TECHNICAL AMENDMENTS TO THIRD AMENDED AND RESTATED

       JOINT PLAN OF REORGANIZATION OF DEBTORS DATED AS OF JUNE 14, 2001
       -----------------------------------------------------------------

     The FINOVA Group Inc. and the other debtors in the above-captioned jointly administered chapter 11 cases (collectively, the "Debtors") hereby file these Technical Amendments to the Third Amended and Restated Joint Plan of
Reorganization of Debtors Dated as of June 14, 2001 (the "Plan"), as follows:

     1. In Article I.C. of the Plan the phrase "and (8)" shall be deleted and replaced with the following phrase: ", (8) any term sheet for any of the Restructuring Documents filed as an interim Exhibit to the Plan shall be superseded by, and deemed replaced with, the final documentation of such Restructuring Document as filed in the Plan
          Supplement or any amendment or supplement thereto and (9)."

     2.   Sections 4.1 and 4.2 are hereby amended as follows:

          (a)  by inserting in Section 4.1 under the appropriate Plan heading the following references to sections in the Plan (which sections identify Classes in the Plan which are not
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              impaired under the Plan) and deleting such references to sections from Section 4.2 (which sections identify such Classes which are impaired under the Plan):

                FNV Group:                                      FNV Mezzanine:

Section 3.1(d)--(General Unsecured Claims)      Section 3.6(c)--(General Unsecured Claims)
Section 3.1(e)--(Convenience Claims)            Section 3.6(d)--(Convenience Claims)

                FNV Loan:                                       FNV Technology:

Section 3.5(c)--(General Unsecured Claims)      Section 3.8(c)--(General Unsecured Claims)
Section 3.5(d)--(Convenience Claims)            Section 3.9(d)--(Convenience Claims)

                FNV Portfolio:                                  FNV Trust:

Section 3.7(c)--(General Unsecured Claims)      Section 3.9(c)--(General Unsecured Claims)
Section 3.7(d)--(Convenience Claims)            Section 3.9(d)--(Convenience Claims)

          (b) Section 4.2 is amended by inserting the word "None" under each of the headings entitled (i) FNV Loan; (ii) FNV Portfolio; and (iii) FNV Technology.

     3.   Section 5.1 is hereby amended as follows:

          (a)  Section 5.1(d) (Class FNV Group-4 - General Unsecured Claims).
               -------------
               The words "without postpetition interest" shall be deleted from the third and fourth lines of Section 5.1(d) and in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

          (b)  Section 5.1(e) (Class FNV Group-5 - Convenience Claims). The
               ------------------------------------------------------
               words "without postpetition interest" shall be deleted from the second line of Section 5.1(e) and in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

     4.   Section 5.5 is hereby amended as follows:

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          (a)  Section 5.5(c) (Class FNV Loan-3 - General Unsecured Claims). The
               ------------------------------------------------------------
               words "without postpetition interest" shall be deleted from the third line of Section 5.5(c) and in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

          (b)  Section 5.5(d) (Class FNV Loan-4 - Convenience Claims). The words
               ------------------------------------------------------
               "without postpetition interest" shall be deleted from the second line of Section 5.5(d) and in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

     5.   Section 5.6 is hereby amended as follows:

          (a)  Section 5.6(c) (Class FNV Mezzanine-3 - General Unsecured
               ---------------------------------------------------------
               Claims). The words "without postpetition interest" shall be
               -------
               deleted from the third and fourth lines of Section 5.6(c) and in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

          (b)  Section 5.6(d) (Class FNV Mezzanine-4 - Convenience Claims). The
               -----------------------------------------------------------
               words "without postpetition interest" shall be deleted from the second line of Section 5.6(d) and in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

     6.   Section 5.7 is hereby amended as follows:

          (a)  Section 5.7(c) (Class FNV Portfolio-3 - General Unsecured
               ---------------------------------------------------------
               Claims). The words "without postpetition interest" shall be
               -------
               deleted from the third and fourth lines of Section 5.7(c) and in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

          (b)  Section 5.7(d) (Class FNV Portfolio-4 - Convenience Claims). The
               -----------------------------------------------------------
               words "without postpetition interest" shall be deleted from the second line of Section 5.7(d) and in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

     7.   Section 5.8 is hereby amended as follows:

          (a)  Section 5.8(c) (Class FNV Technology-3 - General Unsecured
               ----------------------------------------------------------
               Claims). The words "without postpetition interest" shall be
               -------
               deleted from the third and fourth lines of Section 5.8(c) and in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

          (b)  Section 5.8(d) (Class FNV Technology-4 - Convenience Claims). The
               ------------------------------------------------------------
               words "without postpetition interest" shall be deleted from the second line of Section 5.8(d) and in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

     8.   Section 5.9 is hereby amended as follows:

          (a)  Section 5.9(c) (Class FNV Trust-3 - General Unsecured Claims).
               -------------------------------------------------------------
               The words "without postpetition interest" shall be deleted from the third line of Section 5.9(c) and lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

          (b)  Section 5.9(d) (Class FNV Trust-4 - Convenience Claims). The
               -------------------------------------------------------
               words "without postpetition interest" shall be deleted form the second line of Section 5.9(d) and the in lieu thereof the following words shall be inserted: "plus postpetition interest calculated pursuant to Section 5.11(a)."

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     9.   At the end of Section 5.11(a) of the Plan, the following phrase shall be inserted after the words "for such claim":

          ", provided, however, that for any Claim in Class FNV Capital-3 or
             --------  -------
          Class FNV Trust-5 for which the Distribution Date occurs after the Effective Date, FNV Capital shall be entitled to reduce the amount of postpetition interest due on such Claim pursuant to the Plan by the amount of unpaid interest that has accrued for the period from the Effective Date up to the Distribution Date on the New Senior Notes that are to be distributed on account of such Claim."

     10.  In Section 6.2(c) of the Plan, the following phrase shall be deleted:

          "(ii) a promissory note of FNV Capital to be issued to FNV Group in the principal amount of the aggregate amount of New Senior Notes (the "Intercompany Note"), which note shall be secured by a second-priority lien on the assets of FNV Capital pledged to Berkadia to secure the Berkadia Loan"

          and shall be replaced in its entirety with the following phrase:

          "(ii) one or more promissory notes of FNV Capital to be issued to FNV Group in the aggregate principal amount of the aggregate amount of New Senior Notes issued pursuant to the Plan on or after the Effective Date (collectively, the "Intercompany Note"), which notes shall be secured by a second-priority lien on the assets of FNV Capital pledged to Berkadia to secure the Berkadia Loan."

     11. In Section 6.2 of the Plan, the following is added as a new Section 6.2(f):

          "(f) FNV GROUP STOCK CERTIFICATES. In accordance with the provisions of the Amended and Restated Bylaws of FNV Group, each certificate representing shares of capital stock of FNV Group shall bear a legend referring to the restrictions on transferability of such securities, and FNV Group shall take such actions to replace and to prevent the transfer of stock certificates without such legend as FNV Group determines to be appropriate, which may include providing that stock certificates that do not bear such legend will not be recognized by FNV Group as "good delivery" for transfer of such securities, as well as providing that no distributions or dividends will be paid in respect of any such securities represented by certificates that do not bear such legend, with any such amounts not so paid to be held for the benefit of such securityholder in accordance with the Plan and applicable law."

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     12.  Section 13.4 shall be amended by inserting in the fourth line after the phrase "(acting in such capacity)" the following words: ", each of the Official Committees, their current and former respective members (in their capacities as members of such Official Committees), and their agents, advisors, attorneys and representatives (in such capacities)."

     13. Except as expressly amended hereby, all other aspects of the Plan shall remain unaffected and in full force and effect.

Dated:    Wilmington Delaware
          August 10, 2001.

                              RICHARDS, LAYTON & FINGER, P.A.


                              By: /s/ Mark D. Collins
                                  ------------------------------------
                                  Mark D. Collins (No. 2981)
                                  Daniel J. DeFranceschi (No. 2732)
                                  Deborah E. Spivack (No. 3220)
                              One Rodney Square
                              P.O. Box 551
                              Wilmington, DE 19899
                              Telephone: (302) 658-6541
                              Facsimile: (302) 658-6548

                                  -and-

                              GIBSON, DUNN & CRUTCHER LLP
                              Jonathan M. Landers
                              Janet M. Weiss
                              M. Natasha Labovitz
                              200 Park Avenue
                              New York, New York  10166-0193
                              Telephone: (212) 351-4000
                              Facsimile: (212) 351-4035

                              Co-Counsel for the Debtors

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